As filed with the Securities and Exchange Commission on December 3, 2012

REGISTRATION STATEMENT NO. 333-171460

REGISTRATION STATEMENT NO. 333-150510

REGISTRATION STATEMENT NO. 333-88634

REGISTRATION STATEMENT NO. 333-74831

REGISTRATION STATEMENT NO. 333-05119

REGISTRATION STATEMENT NO. 033-48724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PACIFIC CAPITAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35026	95-3673456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o UnionBanCal Corporation 400 California Street San Francisco, CA 94104-1302		93101
(Address of Principal Executive Offices)		(Zip Code)

Pacific Capital Bancorp 2010 Equity Incentive Plan

Pacific Capital Bancorp 2008 Equity Incentive Plan

Pacific Capital Bancorp 2002 Stock Plan

Pacific Capital Bancorp 1994 Stock Option Plan

Santa Barbara Bancorp 1996 Directors Stock Option Plan

Santa Barbara Bancorp Restricted Stock Option Plan

(Full title of Plans)

Registrant’s telephone number, including area code: (415) 765-2969

The Corporation Trust Corporation

1209 Orange Street

Wilmington, Delaware 19801

Tel: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”), constitutes Amendment No. 2 to the registration statements on Form S-8 (File Nos. 333-171460, 333-150510, 333-88634, 333-74831, 333-05119 and 033-48724) (collectively, the “Registration Statements”) originally filed by Pacific Capital Bancorp, a California corporation (“California PCB”) and the predecessor of Pacific Capital Bancorp, a Delaware corporation (the “Registrant”), relating to the Pacific Capital Bancorp 2010 Equity Incentive Plan, the Pacific Capital Bancorp 2008 Equity Incentive Plan, the Pacific Capital Bancorp 2002 Stock Plan, the Pacific Capital Bancorp 1994 Stock Option Plan, the Santa Barbara Bancorp 1996 Directors Stock Option Plan and the Santa Barbara Bancorp Restricted Stock Option Plan (the “Stock Plans”). This Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares previously registered under the Registration Statements and issuable under the Stock Plans.

On December 1, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 9, 2012 (the “Merger Agreement”), by and among UnionBanCal Corporation (“UNBC”), Pebble Merger Sub Inc. (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of UNBC (the “Merger”). On December 3, 2012, the Registrant will merge with and into UNBC, with UNBC surviving, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 1, 2012, by and between the Registrant and UNBC (together with the Merger, the “Mergers”).

As a result of the Mergers, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its registration statements, including the Registration Statements. The Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all unissued shares of Common Stock registered under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

By:
	/S/ John F. Woods	December 3, 2012
Name: John F. Woods
Title: Chairman, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ John F. Woods John F. Woods	Chairman, President and Director (Principal Executive Officer)	December 3, 2012

/S/ Erin Selleck Erin Selleck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2012

/S/ Todd H. Baker Todd H. Baker	Director	December 3, 2012